Exhibit 21

SUBSIDIARIES OF REGISTRANT

AMSEC Corporation

AMSEC LLC

(subsidiary of AMSEC Corporation)

AMSEC Subsidiary Holding Corp.

(subsidiary of AMSEC LLC)

ANXeBusiness Asia Pacific Co. Ltd.

ANXe Business Corp.

AOT Holding Corp.

(subsidiary of SAIC Venture Capital Corporation)

Bull, Inc.

Campus Point Realty Corporation

Data Systems & Solutions, LLC

Eagan, McAllister Associates, Inc.

(subsidiary of AMSEC Subsidiary Holding Corp.)

e-Banc Holding Corp.

(subsidiary of SAIC Venture Capital Corporation)

Exploranium CZ, s.r.o.

(subsidiary of SAIC Canada)

Exploranium G.S., Inc.

(subsidiary of SAIC Canada)

Hicks & Associates, Inc.

Machinexpert Holding Corp.

(subsidiary of SAIC Venture Capital Corporation)

Planning Consultants, Incorporated

(subsidiary of AMSEC Subsidiary Holding Corp.)

SAIC (Bermuda) Ltd.

SAIC Engineering, Inc.

SAIC Engineering of North Carolina, Inc.

SAIC Engineering of Ohio, Inc.

SAIC Europe Limited

SAIC-Frederick, Inc.

SAIC Global Technology Corporation

SAIC Japan Ltd.

SAIC Limited

(subsidiary of SAIC Europe Ltd.)

SAIC Pty. Ltd.

SAIC Services, Inc.

SAIC Venture Capital Corporation

Science Applications International (Barbados) Corporation

Science Applications International Corporation (SAIC Canada)

Science Applications International Corporation de Venezuela, S.A.

Science Applications International, Europe S.A.R.L.

(subsidiary of SAIC Europe Ltd.)

Science Applications International Germany GmbH

VCC CA Holdings Corp., Inc.

(subsidiary of SAIC Venture Capital Corporation)

VCC Triton Holding Corp.

(subsidiary of SAIC Venture Capital Corporation)